Independent Auditors' Consent



To the Board of Trustees and Shareholders of Cash Assets Trust:

We consent to the use of our report dated April 30, 2001 with respect to The Pacific Capital Funds of Cash Assets Trust (comprised of Cash Fund, Tax-Free Fund and Government Fund) incorporated herein by reference and to the references to our Firm under the headings "Financial Highlights" in the Prospectus and "Financial Statements" and "Transfer Agent, Custodian, and Auditors" in the Statement of Additional Information.



/s/ KPMG

New York, New York
July 26, 2001